Exhibit 99.1

urban-gro, Inc. Regains Full Nasdaq Compliance Following Balance Sheet and Governance Improvements

Lafayette, Colorado, March 9, 2026 – urban-gro, Inc. (“urban-gro” or the “Company”), which operates its sports and media business under the Flash Sports & Media brand, today announced that it has received written notification from The Nasdaq Stock Market LLC (“Nasdaq”) confirming that the Company has regained compliance with certain Nasdaq listing standards previously cited in deficiency notices. Nasdaq has determined that the Company now satisfies the applicable requirements relating to periodic reporting, minimum stockholders’ equity, minimum bid price, and annual meeting requirements, as described below.

Periodic Reporting Compliance – Nasdaq Listing Rule 5250(c)(1)
Nasdaq Listing Qualifications staff determined that the Company has regained compliance with Nasdaq Listing Rule 5250(c)(1), the periodic reporting requirement, following the filing of its previously delinquent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Minimum Stockholders’ Equity – Nasdaq Listing Rule 5550(b)(1)
Nasdaq has determined that the Company has regained compliance with Nasdaq Listing Rule 5550(b)(1), the minimum stockholders’ equity requirement, after demonstrating stockholders’ equity in excess of the required threshold following the completion of previously disclosed transactions.

Minimum Bid Price – Nasdaq Listing Rule 5550(a)(2)
The Company has also regained compliance with Nasdaq Listing Rule 5550(a)(2), the minimum $1.00 bid price requirement. The Company effected a reverse stock split, and its common stock subsequently traded at or above $1.00 per share for the required compliance period.

Annual Meeting Requirement – Nasdaq Listing Rule 5620(a)
The Company has also regained compliance with Nasdaq Listing Rule 5620(a), the annual meeting requirement. The Company held its Annual Meeting of Stockholders within the applicable compliance period and provided Nasdaq with confirmation of such meeting.

The Letter also stated that the Company will remain on a Discretionary Panel Monitor, pursuant to Listing Rule 5815(d)(4)(A), for a one-year period from the date of the Letter, to ensure that the Company proactively addresses any future potential compliance concerns and demonstrates long-term compliance with Nasdaq’s continued listing requirements.

Bradley Nattrass, Chief Executive Officer, said: “We are pleased to be back in compliance and remain focused on maintaining strong compliance practices while continuing to execute our strategic initiatives.”

About urban-gro, Inc.

Following its recent combination with Flash Sports & Media, Inc., urban-gro is a diversified sports, media, and experiential marketing platform focused on the creation, production, and monetization of live events, original content, and branded fan experiences. The Company operates across multiple sports and entertainment verticals, using proprietary intellectual property, strategic partnerships, and experiential activations to engage audiences and deliver value for brands, sponsors, and media partners. integrates content creation, event execution, and media distribution to build scalable platforms within the global sports and entertainment ecosystem. For more information, visit https://flashsportsandmedia.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s expectations, plans, objectives, and future performance, including its ability to maintain compliance with applicable listing standards of The Nasdaq Stock Market LLC and execute its business strategy.

These statements are based on current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Additional information regarding these risks and uncertainties is included in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements except as required by law.

Investor Contact:

investors@urban-gro.com

Source: urban-gro, Inc.